UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2026

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On August 13, 2026, the Board of Directors (the “Board”) of the Company increased the size of the Board from 9 to 10 directors and appointed D. Christian Koch as a member of the Board to fill the vacancy, effective immediately. The Board also appointed Mr. Koch as a member of the Leadership Development and Compensation Committee and the Nominating and Governance Committee, effective immediately.

The Board has determined that Mr. Koch is independent under the Company’s Corporate Governance Principles, the New York Stock Exchange listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Mr. Koch currently serves as Chairman, President and Chief Executive Officer at Carlisle Companies Incorporated. There are no arrangements or understandings between Mr. Koch and any other person pursuant to which he was elected as a director.

Mr. Koch is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Koch will receive compensation consistent with the standard compensatory arrangements for non-employee directors of the Board, as described under the heading “Director Compensation” in the Company's 2026 Proxy Statement filed with the SEC on March 20, 2026. Mr. Koch's compensation for the current term will be prorated.

The Company issued a press release on August 13, 2026 announcing the appointment of Mr. Koch to the Board, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on August 13, 2026.
104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: August 13, 2026	By:	/s/ Kelly C. O'Shea
Kelly C. O'Shea
VP, Chief Corporate Counsel & Corporate Secretary